Exhibit 10.30

City: Dallas, Texas

BB&T AMENDED AND RESTATED SECURITY AGREEMENT

This Amended and Restated Security Agreement (“Security Agreement”) is made on March 28, 2014, by and among BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Bank”), BROOKWOOD COMPANIES INCORPORATED, a Delaware corporation (“Brookwood”), KENYON INDUSTRIES, INC., a Delaware corporation (“Kenyon”), BROOKWOOD LAMINATING, INC., a Delaware corporation (“Laminating”), ASHFORD BROMLEY, INC., a Delaware corporation (“Ashford”), and STRATEGIC TECHNICAL ALLIANCE, LLC, a Delaware limited liability company (“STA,” together with Brookwood, Kenyon, Laminating, and Ashford, each individually, a “Debtor” and collectively, the “Debtors”), and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Secured Party”).

This Security Agreement is entered into in connection with (check applicable items):

☒ (i) an Amended and Restated Loan Agreement (“Loan Agreement”) dated on or before the date of this Security Agreement under which the Secured Party has agreed to make a loan(s) and/or establish a line(s) of credit;

☒ (ii) a Promissory Note dated March 30, 2012 (including all extensions, renewals, modifications and substitutions thereof, the “Note”), of the Debtors (the “Borrower”), in the principal amount of $25,000,000;

☐ (iii) a guaranty agreement or agreements (whether one or more, the “Guaranty”) executed by the guarantors named therein (whether one or more, the “Guarantors”) dated on or about the same date as this Security Agreement;

☐ (iv) a control agreement covering any Debtor’s, any Borrower’s, or any Guarantor’s Deposit Account(s), Investment Property, Letter-of-Credit Rights, or Electronic Chattel Paper dated on or about the same date as this Security Agreement executed by any Debtor, any Borrower, and any Guarantor;

☐ (v) the sale by any Debtor and purchase by Secured Party of Accounts, Chattel Paper, Payment Intangibles and/or Promissory Notes; and/or

☐ (vi) all obligations of the Debtors under a BB&T Bankcard Agreement to repay indebtedness incurred under Business Visa Credit Cards issued to authorized officers and employees of the Debtors.

Secured Party and the Debtors agree as follows:

I.	DEFINITIONS.

1.1 Collateral. Unless specific items of personal property are described below, the Collateral shall consist of all now owned and hereafter acquired and wherever located personal property of the Debtors identified below, each capitalized term as defined in Article 9 of the Texas Uniform Commercial Code (“UCC”)(check applicable items):

☒	(i)	Accounts, including all contract rights and health-care-insurance receivables;

☒	(ii)	Inventory, including all returned inventory;

☒	(iii)	Equipment, including all Accessions thereto, and all manufacturers’ warranties, parts and tools therefore;

☒	(iv)	Investment Property;

☒	(v)	Instruments;

☒	(vi)	Deposit Accounts with Secured Party;

☒	(vii)	Chattel Paper (whether tangible or electronic);

☒	(viii)	Goods, including all Fixtures and timber to be cut;

☒	(ix)	Farm Products, including all crops grown, growing or to be grown, livestock (born and unborn), supplies used or produced in a farming operation, and products of crops and livestock;

☒	(x)	As-Extracted Collateral from the following location(s);

☒	(xi)	Letter-of-Credit Right;

☒	(xii)	Documents of Title, including all warehouse receipts and bills of lading;

☒	(xiii)	Commercial Tort Claims;

☒	(xiv)	Money, including currency and/or rare coins delivered to and in possession of the Secured Party;

☒	(xv)	Software;

☐	(xvi)	Manufactured Homes;

☒	(xvii)	Vehicles, including recreational vehicles and watercraft described below:

New/Used	Year/Make	Model/Body Type	VIN Number/ VIN Number/Serial Number
1.
2.
3.
4.
5.

☒	(xviii)	General intangibles, including all Payment Intangibles, copyrights, trademarks, patents, tradenames, tax refunds, company records (paper and electronic), rights under equipment leases, warranties, software licenses, and the following, if any:

☒	(xix)	Supporting Obligations;

☒	(xx)	to the extent not listed above as original collateral, all proceeds (cash and non-cash) and products of the foregoing.

1.2 Obligations. This Security Agreement secures the following (collectively, the “Obligations”):

(i)	each Debtor’s and each Borrower’s obligations under the Note, the Loan Agreement, and this Security Agreement, and in addition to the foregoing obligations, if any Debtor is a Guarantor, its obligations under its Guaranty;

(ii)	all of each Debtor’s and each Borrower’s present and future indebtedness and obligations to Secured Party howsoever evidenced, including without limitation all subsequent promissory notes executed by Debtors and Borrowers, reimbursement of drafts or drawings paid by Secured Party on any Commercial or Standby Letter of Credit issued on the account of any Debtor or any Borrower; all indebtedness and obligations of the Debtors and the Borrowers to Secured Party (or an affiliate of Secured Party) under any interest rate swap transactions, interest rate cap and/or floor transactions, interest rate collar transactions, swap agreements (as defined in 11 U.S.C. § 101) or other similar transactions or agreements including without limitation any ISDA Master Agreement executed by any Debtor or any Borrower and all Schedules and Confirmations entered into in connection therewith, hereinafter collectively referred to as a Hedge Agreement.

(iii)	the repayment of (a) any amounts that Secured Party may advance or spend for the maintenance or preservation of the Collateral, and (b) any other expenditures that Secured Party may make under the provisions of this Security Agreement or for the benefit of any Debtor or any Borrower;

(iv)	all amounts owed under any modifications, renewals, extensions or substitutions of any of the foregoing obligations;

(v)	all Default Costs, as defined in Paragraph VIII of this Security Agreement; and

(vi)	any of the foregoing that may arise after the filing of a petition by or against any Debtor or any Borrower under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise.

1.3 UCC. Any term used in the UCC and not otherwise defined in this Security Agreement has the meaning given to the term in the UCC.

II.	GRANT OF SECURITY INTEREST.

Each Debtor grants a security interest in the Collateral to Secured Party to secure the payment and performance of the Obligations.

III.	PERFECTION OF SECURITY INTERESTS.

3.1 Filing of Security Interests.

(i)	Each Debtor authorizes Secured Party to execute on such Debtor’s behalf and file any financing statement (the “Financing Statement”) describing the Collateral in any location deemed necessary and appropriate by Secured Party.

(ii) Each Debtor authorizes Secured Party to file a Financing Statement describing any agricultural liens or other statutory liens held by Secured Party.

(iii)	Secured Party shall receive prior to the closing an official report from the Secretary of State of each Place of Business and the Debtor State, each as defined below, collectively (the “Filing Reports”) indicating that Secured Party’s security interest is prior to all other security interests or other interests reflected in the report.

3.2 Possession.

(i) The Debtors shall have possession of the Collateral, except where expressly otherwise provided in this Security Agreement or where Secured Party chooses to perfect its security interest by possession in addition to the filing of a Financing Statement.

(ii) Where Collateral is in the possession of a third party, each Debtor will join with Secured Party in notifying the third party of Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

3.3 Control Agreements. The Debtors will cooperate with Secured Party in obtaining a control agreement in form and substance satisfactory to Secured Party with respect to Collateral consisting of (check appropriate items):

☐	Deposit Accounts (for deposit accounts at other financial institutions);

☐	Investment Property (for securities accounts, mutual funds and other uncertificated securities);

☐	Letter-of-credit rights; and/or

☐	Electronic chattel paper.

3.4 Marking of Chattel Paper. If Chattel Paper is part of the Collateral, no Debtor will create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.

IV.	POST-CLOSING COVENANTS AND RIGHTS CONCERNING THE COLLATERAL.

4.1 Inspection. The parties to this Security Agreement may inspect any Collateral in the other party’s possession, at any time upon reasonable notice.

4.2 Personal Property. Except for items specifically identified by the Debtors and Secured Party as Fixtures, the Collateral shall remain personal property at all times, and no Debtor shall affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

4.3 Secured Party’s Collection Rights. Secured Party shall have the right at any time after an Event of Default (defined below) to enforce any Debtor’s rights against any account debtors and obligors.

4.4 Limitations on Obligations Concerning Maintenance of Collateral.

(i)	Risk of Loss. The Debtors have the risk of loss of the Collateral.

(ii)	No Collection Obligation. Secured Party has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

4.5 No Disposition of Collateral. Secured Party does not authorize, and Debtors agree not to, except as permitted by the Loan Agreement or other Loan Documents:

(i)	make any sales or leases of any of the Collateral other than in the ordinary course of business;

(ii)	license any of the Collateral; or

(iii)	grant any other security interest in any of the Collateral.

4.6 Purchase Money Security Interests. To the extent the Debtors use the Loan to purchase Collateral, the Debtors’ repayment of the Loan shall apply on a “first-in-first-out” basis so that the portion of the Loan used to purchase a particular item of Collateral shall be paid in the chronological order the Debtors purchased the Collateral.

4.7 Insurance. Debtors shall obtain and keep in force such insurance on the Collateral as is normal and customary in each Debtor’s business or as the Secured Party may reasonably require, for an amount up to the amount of the Obligations or as otherwise reasonably specified by the Secured Party, under such forms of policies, upon such terms, for such periods and written by such insurance companies authorized to do business in each jurisdiction where Debtors operate or an eligible surplus lines insurer as the Secured Party may approve. All policies of insurance will contain the long-form Lender’s Loss Payable clause naming the Secured Party as the party to be paid in the event of loss, and the Debtors shall deliver the policies or complete copies thereof together with proof of payment premiums to the Secured Party. Such policies shall be noncancellable except upon thirty (30) days’ prior written notice to the Secured Party. If the Debtors fail to obtain or maintain insurance on the Collateral as required herein, the Secured Party may obtain collateral protection insurance on behalf of the Debtors at the Debtors’ expense. The proceeds of all such insurance, if any loss should occur, may be applied by the Secured Party to the payment of the Obligations or to the replacement of any of the Collateral damaged or destroyed, as the Secured Party may elect or direct in its sole discretion. The Debtors hereby appoint (which appointment constitutes a power coupled with an interest and is irrevocable as long as any of the Obligations remain outstanding), Secured Party as its lawful attorney-in-fact with full authority to make, adjust, settle claims under and/or cancel such insurance and to endorse each Debtor’s name on any instruments or drafts issued by or upon any insurance companies.

4.8 Power of Attorney. Debtors hereby irrevocably appoint Secured Party as Debtors’ attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtors and in the name of Debtors or otherwise, after the occurrence of an Event of Default, to take any action and to execute any instrument which Secured Party may deem necessary or appropriate to accomplish the purposes of this Security Agreement, including without limitation: (i) to obtain and adjust insurance required by Secured Party hereunder; (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above; and (iv) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secure Party with respect to the Collateral.

4.9 Impairment of Security Interest. Debtors will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party’s security interest in the Collateral as a whole.

V.	DEBTORS’ REPRESENTATIONS AND WARRANTIES.

Debtors represent and warrant to Secured Party, subject to the exceptions, schedules, and other disclosures set forth in the Loan Agreement and other Loan Documents:

5.1 Title to and transfer of Collateral. It has rights in or the power to transfer the Collateral and its title to the Collateral is free of all adverse claims, liens, security interests and restrictions on transfer or pledge except as created by this Security Agreement.

5.2 Location of Collateral. All collateral consisting of goods (equipment, inventory, fixtures, crops, unborn young of animals, timber to be cut, manufactured homes; and other tangible, movable personal property) is located solely in the following States (the “Collateral States”): California, Connecticut, New York and Rhode Island (or other state in which inventory may temporarily be located).

5.3 Location, State of Incorporation and Name of Debtors. Debtors’:

(i) chief executive office (if Debtors have more than one place of business), place of business (if Debtors have one place of business), or principal residence (if any Debtor is an individual), is located in the following State and address (the “Place of Business”): 25 West 45th Street, 11th Floor, New York, NY 10036

(ii) state of incorporation or organization is Delaware (the “Debtor State”);

(iii) exact legal name is as set forth in the first paragraph of this Security Agreement.

5.4 Business or Agricultural Purpose. None of the Obligations is a Consumer Transaction, as defined in the UCC and none of the Collateral has been or will be purchased or held primarily for personal, family or household purposes.

VI.	DEBTORS’ COVENANTS.

Until the Obligations are paid in full, Debtors agree that they will, except as permitted in the Loan Agreement or other Loan Documents:

6.1 preserve its legal existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

6.2 not change the State of its registered organization;

6.3 not change its registered name without providing Secured Party with 30 days’ prior written notice; and

6.4 not change the state of their Place of Business or, any Debtor is an individual, change his or her state of residence without providing Secured Party with 30 days’ prior written notice.

VII.	EVENTS OF DEFAULT.

The occurrence of any of the following shall, at the option of Secured Party, be an Event of Default:

7.1 Any Event of Default by any Borrower or any Debtor under any Note, Loan Agreement, Hedge Agreement, any of the other loan documents, and Guaranty or any of the other Obligations;

7.2 Any Debtor’s failure to comply in all material respects with any of the provisions of, or the incorrectness of any representation or warranty contained in, this Security Agreement, the Note, the Loan Agreement, or in any other document relating to the Obligations;

7.3 Transfer or disposition of any of the Collateral other than in the ordinary course of business, except as expressly permitted by this Security Agreement, the Loan Agreement or the other Loan Documents;

7.4 Attachment, execution or levy on any of the Collateral;

7.5 Any Debtor voluntarily or involuntarily becoming subject to any proceeding under (a) the Bankruptcy Code or (b) any similar remedy under state statutory or common law, which in the case of an involuntary proceeding, is not dismissed within sixty (60) days;

7.6 Any Debtor shall fail to comply in all material respects with, or become subject to any administrative or judicial proceeding under any federal, state or local (a) hazardous waste or environmental law, (b) asset forfeiture or similar law which can result in the forfeiture of property, or (c) other law, where noncompliance may have any significant adverse effect on the Collateral; or

7.7 Secured Party shall receive at any time following the closing a UCC filing report indicating that Secured Party’s security interest is not prior to all other security interests or other interests reflected in the report.

VIII.	DEFAULT COSTS.

8.1 Should an Event of Default occur, the Debtors will pay to Secured Party all costs incurred by the Secured Party for the purpose of enforcing its rights hereunder, including:

(i)	costs of foreclosure;

(ii)	costs of obtaining money damages; and

(iii)	a reasonable fee for the service of attorneys employed by Secured Party for any purpose related to this Security Agreement or the Obligations, including without limitation consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.

IX.	REMEDIES UPON DEFAULT.

9.1 General. Upon any Event of Default, Secured Party may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise.

9.2. Concurrent Remedies. Upon any Event of Default, Secured Party shall have the right to pursue any of the following remedies separately, successively or concurrently:

(i)	File suit and obtain judgment and, in conjunction with any action, Secured Party may seek any ancillary remedies provided by law or at equity, including levy of attachment and garnishment.

(ii) Take possession of any Collateral if not already in its possession without demand and without legal process. Upon Secured Party’s demand, Debtors will assemble and make the Collateral available to Secured Party as it reasonably directs. Each Debtor grants to Secured Party the right, for this purpose, to enter into or on any premises where Collateral may be located.

(iii)	Without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC.

9.4. Waiver. Debtors waive presentment for payment, demand, notice of dishonor, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and any and all other notices and demands in connection with the delivery, acceptance, performance or enforcement of this Security Agreement, the Note or any other agreement or document relating to any of the Obligations.

X.	FORECLOSURE PROCEDURES.

10.1 No Waiver. No delay or omission by Secured Party to exercise any right or remedy accruing upon any Event of Default shall (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to the Event of Default, or (c) affect any subsequent default of the same or of a different nature.

10.2 Notices. Secured Party shall give Debtors such notice of any private or public sale as may be required by the UCC.

10.3 Condition of Collateral. Secured Party has no obligation to repair, clean-up or otherwise prepare the Collateral for sale.

10.4 No Obligation to Pursue Others. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Secured Party may release, modify or waive any collateral provided by any other person to secure any of the Obligations, all without affecting Secured Party’s rights against any Debtor. Each Debtor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations.

10.5 Compliance With Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

10.6 Warranties. Secured Party may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

10.7 Sales on Credit. If Secured Party sells any of the Collateral upon credit, the Debtors will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and the Debtors shall be credited with the proceeds of the sale as and when received, less expenses.

10.8 Purchases by Secured Party. In the event Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting some or all of the Obligations of the Debtors.

10.9 No Marshalling. Secured Party has no obligation to marshal any assets in favor of the Debtors, or against or in payment of:

(i)	the Note,

(ii)	any of the other Obligations, or

(iii)	any other obligation owed to Secured Party, by any Borrower or any other person.

XI.	MISCELLANEOUS.

11.1 Assignment.

(i) Binds Assignees. This Security Agreement shall bind and shall inure to the benefit of the successors and assigns of Secured Party, and shall bind all heirs, personal representatives, executors, administrators, successors and permitted assigns of the Debtors.

(ii) No Assignments by Debtors. Secured Party does not consent to any assignment by any Debtor except as expressly provided in this Security Agreement.

(iii) Secured Party Assignments. Secured Party may assign its rights and interests under this Security Agreement. If an assignment is made, Debtors shall render performance under this Security Agreement to the assignee. Each Debtor waives and will not assert against any assignee any claims, defenses or set-offs which such Debtor could assert against Secured Party except defenses which cannot be waived.

11.2 Severability. Should any provision of this Security Agreement be found to be void, invalid or unenforceable by a court or panel of arbitrators of competent jurisdiction, that finding shall only affect the provisions found to be void, invalid or unenforceable and shall not affect the remaining provisions of this Security Agreement.

11.3 Notices. Any notices required by this Security Agreement shall be deemed to be delivered when delivered in accordance with the notice provisions of the Loan Agreement.

11.4 Headings. Section headings used in this Security Agreement are for convenience only. They are not a part of this Security Agreement and shall not be used in construing it.

11.5 Governing Law. This Security Agreement is being executed and delivered and is intended to be performed in the State of Texas and shall be construed and enforced in accordance with the laws of the State of Texas, except to the extent that the UCC provides for the application of the law of the Debtor State.

11.6 Rules of Construction.

(i)	No reference to “proceeds” in this Security Agreement authorizes any sale, transfer, or other disposition of the Collateral by the Debtors except in the ordinary course of business or as permitted by the Loan Agreement.

(ii)	“Includes” and “including” are not limiting.

(iii)	“Or” is not exclusive.

(iv)	“All” includes “any” and “any” includes “all.”

11.7 Integration and Modifications.

(i)	This Security Agreement is the entire agreement of the Debtors and Secured Party concerning its subject matter.

(ii)	Any modification to this Security Agreement must be made in writing and signed by the party adversely affected.

11.8 Waiver. Any party to this Security Agreement may waive the enforcement of any provision to the extent the provision is for its benefit.

11.9 Further Assurances. Each Debtor agrees to execute any further documents, and to take any further actions, reasonably requested by Secured Party to evidence or perfect the security interest granted herein or to effectuate the rights granted to Secured Party herein.

11.10 Waiver of Jury Trial. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, EACH DEBTOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS ASSIGNMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED BY SUCH DEBTOR IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP AMONG THE BORROWERS OR THE GUARANTORS AND BANK.

11.12 Amendment and Restatement. Reference is made to that certain BB&T Security Agreement by and among the parties hereto dated as of March 30, 2012 (the “Original Security Agreement”). The parties hereto acknowledge and agree that (i) this Security Agreement and the Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or repayment and reborrowing of the Loan, (ii) the obligations under the Original Security Agreement and the Loan Documents (as defined in the Original Security Agreement) are in all respects continuing (as amended and restated and converted hereby and which are in all respects hereinafter subject to the terms herein) and (iii) the liens and security interests as granted under the Loan Documents (as defined in the Original Security Agreement) are in all respects continuing and in full force and effect and are reaffirmed hereby. The parties hereto acknowledge and agree that on and after the date hereof, (i) all references to the Security Agreement shall be deemed to refer to the Original Security Agreement, as amended and restated hereby, (ii) all references to any section (or subsection) of the Original Security Agreement or the Loan Documents shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Security Agreement and (iii) except as the context otherwise provides, on or after the date hereof, all references to this Security Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Original Security Agreement as amended and restated hereby.

SIGNATURE PAGE FOR SECURITY AGREEMENT

The parties have signed this Security Agreement as of the day and year first above written.

DEBTORS:

BROOKWOOD COMPANIES INCORPORATED

By:	/s/ Robert J. Vander Meulen
Name:	Robert J. Vander Meulen
Title:	Vice President and Chief Financial Officer

KENYON INDUSTRIES, INC.

By:	/s/ Robert J. Vander Meulen
Name:	Robert J. Vander Meulen
Title:	Vice President

BROOKWOOD LAMINATING, INC.

By:	/s/ Robert J. Vander Meulen
Name:	Robert J. Vander Meulen
Title:	Vice President

ASHFORD BROMLEY, INC.

By:	/s/ Robert J. Vander Meulen
Name:	Robert J. Vander Meulen
Title:	Vice President

STRATEGIC TECHNICAL ALLIANCE, LLC

By:	/s/ Robert J. Vander Meulen
Name:	Robert J. Vander Meulen
Title:	Vice President

BANK:

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Jack Edmonds
Name:	Jack Edmonds
Title:	Senior Vice President